Exhibit 9.1
SUPREME VACUUM SERVICES, INC.
VOTING TRUST AGREEMENT
     THIS VOTING TRUST AGREEMENT is entered into as of December 30, 2008, between the undersigned trustee (hereinafter, the “Trustee”) and Supreme Oilfield Services, Inc., a Delaware corporation (hereinafter, the “Stockholder”).
WITNESSETH:
     WHEREAS, the Stockholder is the record owner of 2,060.4 shares of Common Stock, no par value, of Supreme Vacuum Services, Inc., a Texas corporation (hereinafter, the “Company”), representing approximately 68.68% of the issued and outstanding shares of Company Common Stock,
     WHEREAS, Goldwell Investments, Inc., a Texas corporation (“Goldwell”), is a stockholder of the Company and is the Trustee hereunder,
     WHEREAS, the Stockholder and Trustee deem it to be in their best interests and in the best interests of the Company that the Trustee and the trustees of two other Voting Trust Agreements entered contemporaneously herewith together have the power to vote 51% of the issued and outstanding shares of Company Common Stock until such time as certain contingencies are met as set forth below,
     WHEREAS, it is therefore necessary that the Trustee have the right to vote 590.4 of the shares of Company Common Stock (hereinafter, the “Shares”) held of record by Stockholder,
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:
     1. The Stockholder hereby assigns, transfers and delivers to the Trustee the Shares to be held by the Trustee under and pursuant to the terms and conditions of this Agreement.
     2. The Trustee hereby issues to the Stockholder in exchange for the Shares transferred to him hereunder, a voting trust certificate executed by the Trustee, substantially in the form attached hereto, representing the beneficial interest in the Shares.
     3. The right, title and interest in and to the voting trust certificate issued hereunder may be transferred on the records of the Trustee, upon surrender of such certificate properly assigned by the registered holder thereof. Until and unless the voting trust certificate is transferred on the books of the Trustee, the Trustee will not be obligated to recognize nor will he be liable for not recognizing any person as the owner of the certificate issued hereunder other than the person in whose name the certificate is registered on his books.
     4. The Trustee shall cause the Shares deposited with him hereunder to be transferred on the books of the Company into his name as Trustee under this Agreement.

     5. During the term of this Agreement the Trustee shall possess and be entitled to exercise all of the voting rights in and to the Shares, including, without limiting the generality of the foregoing, the right to vote to any amendment of the Articles of Incorporation, as amended, of the Company. Notwithstanding the foregoing, the Trustee is not authorized nor shall he vote the Shares in connection with any merger or consolidation of the Company or any sale of all or substantially all of the assets of the Company unless he is directed to do so by the Stockholder in writing specifying how the Shares shall be voted. The voting trust created hereby (the “Voting Trust”) shall continue and be applicable with respect to any additional shares of Company Common Stock which are received by the Trustee in substitution or exchange for, or as a distribution on, the Shares.
     6. It is agreed that all cash or property dividends or distributions on or relating to Shares deposited hereunder shall be the property of the holder of the voting trust certificate. The Trustee covenants and agrees that he will promptly pay or cause to be paid to such holder any such cash or property dividends or distributions collected by the Trustee with regard to the Shares as soon as practicable after receipt. Notwithstanding the foregoing, certificates representing shares of Company Common Stock which are distributed on the Shares, whether pursuant to stock split, stock dividend or otherwise, shall be retained by and dealt with by the Trustee as if they had been deposited herein by the Stockholder on the date hereof. In the event the Trustee receives certificates representing shares of Company Common Stock which are so distributed on the Shares, the Trustee shall hold such certificates subject to the terms hereof and shall issue voting trust certificates representing such shares to the then holder of the voting trust certificate representing the Shares herein deposited. Notwithstanding anything contained in this paragraph 6 or this Agreement, no cash or property dividends or distributions on or relating to Shares deposited hereunder shall be made except as provided in the Revenue Distribution Agreement, dated as of the date hereof.
     7. The Trustee shall serve without compensation as Trustee. The Trustee shall have the right to incur and pay reasonable expenses and charges, and to employ and pay such agents and attorneys as the Trustee may deem necessary and proper in the performance of his duties under this Agreement, including, without limitation, the employment of attorneys in connection with any question, or legal proceedings arising out of this Agreement. The Trustee shall be reimbursed by the Stockholder for any such expenses or charges.
     8. In voting the Shares, the Trustee shall use his best judgment to the end that the affairs of the Company shall be properly managed and the interests of the holder of voting trust certificates safeguarded and Stockholder shall have no recourse against Trustee should Trustee fail in any way in the exercise of Trustee’s best judgment.
     9. This Agreement shall continue in full force until the date on which the Trustee’s personal guarantees and those of Weldon Cude, Leo Quintanilla and Hector Quintanilla, on the existing Company liabilities in favor of Broadway National Bank and GE Credit Corporation have been extinguished. On such date this Agreement shall terminate in its entirety and the Trustee or his executors, personal representatives, or assigns in exchange for and upon surrender of the voting trust certificates then outstanding and issued hereunder, shall deliver or cause to be delivered to the registered holders of such voting trust certificates, or if any such holders are natural persons, to their heirs, representatives, successors or assigns, certificates representing shares of Company Common Stock of the kind and in the amount represented by their respective voting trust certificates, and all cash and property which have not theretofore been distributed.
     10. No transfer of a voting trust certificate shall effect a termination of the Voting Trust. All shares of Company Common Stock represented by voting trust certificates remain subject to the terms of this Agreement, regardless of any change in ownership of the beneficial interest in the Company through transfer, assignment, or sale of the voting trust certificates, until termination of this Agreement as set forth in paragraph 9.
     11. Any notice required of the Trustee hereunder shall be sufficient if mailed to the Stockholder or any subsequent holder of voting trust certificates at their respective addresses as they appear on the books of the Trustee.
     12. An original of this Agreement shall be kept on file with the Trustee and a duplicate hereof shall be deposited with the Company at its registered office in the State of Texas.
     13. The death or incapacity of a holder of a voting trust certificate who is a natural person shall not effect a termination of the Voting Trust and on such death or incapacity this Agreement shall be binding upon and inure to the benefit of his heirs, representatives, successors or assigns.
     14, At such time as all guaranties of Goldwell and Weldon P. Cude, Leo Quintanilla and Hector Quintanilla for liabilities relating to the Company have been paid or released this Agreement and the Voting Trust created hereby shall in accordance with paragraph 9 terminate. Upon such termination a certificate representing the Shares covered by this Agreement shall be reissued in the name of the holder of the Voting Trust Certificate.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Supreme Oilfield Services, Inc.	Goldwell Investments, Inc.

By:	By:

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SUPREME VACUUM SERVICES. INC.
Voting Trust Certificate

No. 1	590.4 Shares
     THIS IS TO CERTIFY, that Supreme Oilfield Services, Inc., a Delaware corporation (“Stockholder’), has deposited with the undersigned Trustee 590.4 shares of Common Stock of Supreme Vacuum Services, Inc., a Texas corporation, pursuant to a Voting Trust Agreement dated as of December 30, 2008, between the Stockholder the undersigned Trustee (the “Agreement”) creating the voting trust (the “Voting Trust”) in which the holder hereof owns a beneficial interest. The above-named holder accepts this certificate subject to all the terms and conditions of the Agreement, and by such acceptance becomes a party to the same and shall be entitled to all the rights, privileges and interests of and shall be subject to all the duties and obligations specified in the Agreement, the terms of which are hereby incorporated by reference and made a part of this certificate.
     Upon the termination of the Voting Trust with respect to the shares of Common Stock represented by this certificate in accordance with the Agreement, the above-named holder or his assigns shall be entitled to receive a certificate for all shares of Common Stock deposited hereby (as well as certificates for any other shares of Common Stock received by the Trustee under the Agreement) upon the surrender of this certificate properly endorsed.
     This certificate and the beneficial interest in the shares of Common Stock represented hereby is transferable only on the records of the Trustee by the registered holder hereof, in person or by duly authorized attorney, subject to the terms of this trust.
     IN WITNESS WHEREOF, the undersigned Trustee has executed this voting trust certificate as of December 30, 2008.

Goldwell Investments, Inc.

By:

FOR VALUE RECEIVED, the holder of this Certificate does hereby transfer and assign the interest represented by this Certificate to

Registered Holder

SIGNATURE GUARANTEE:

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